UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2006

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SonomaWest Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

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Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same
(Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In its Quarterly Report on Form 10-Q for the period ended March 31, 2006, filed with the Securities and Exchange Commission on May 15, 2006, SonomaWest Holdings, Inc. (the “Company”) reported that Sonoma County, California recently approved modifications to the existing land use entitlements on the Company’s north property, subject to the satisfaction of certain conditions. These land use entitlement changes, among other things, approved a rezoning of the property from diverse agricultural to industrial park use and the approval of a master use permit. These land use approvals permit the Company to lease the property to a broader range of tenants and for a broader range of uses on the property. The approvals also permit new buildings to be constructed to replace older buildings without having to reapply to the city for additional zoning approvals or waivers. In order for the Company to maintain the benefits of the land use approvals obtained, the Company is required to take a number of actions and satisfy a number of Sonoma County conditions of approval involving the property. The Company has begun making the expenditures and taking the actions required to satisfy these conditions. Full satisfaction of the conditions is anticipated in advance of their respective deadlines (generally, six to 12 months). The Sonoma County approvals follow several years of activity by the Company in which David J. Bugatto, a director of and consultant to the Company, played a significant role. The Company believes that these approvals are a positive development for the Company and its stockholders.

The Company currently has a consulting agreement (the “2005 Agreement”) dated as of August 10, 2005, with Bugatto Investment Company (“BIC”), which is owned by Mr. Bugatto. The basic term of the 2005 Agreement is through June 30, 2006. Under the 2005 Agreement, BIC provides real estate consulting services to the Company for an hourly fee of $225. In addition, under the 2005 Agreement, if either of the Company’s Sonoma County properties is sold during the term of the agreement, BIC is entitled to receive a fee equal to 1.5% of the sales prices regardless of whether or not a broker is involved, and BIC is entitled to receive a fee equal to the greater of 1.5% of the gross value of the real estate or $150,000 upon any transaction that would result in the Company becoming a private company (such a sale of property or transaction referred to as a “Transaction”).  During the fiscal year ended June 30, 2005, the Company has paid Bugatto Investment Company $32,943. For the nine months ended March 31, 2006, the Company incurred $25,000 for real estate consulting services from Bugatto Investment Company and as of March 31, 2006, had a payable to Bugatto Investment Company of $4,353.

On June 29, 2006, following approval by the Board of Directors of the Company, with David J. Bugatto not participating or voting, the Company entered into a new consulting agreement with Bugatto Investment Company (the “New Agreement”). The New Agreement will become effective July 1, 2006, immediately after expiration of the term of the existing 2005 Agreement. Under the New Agreement, BIC has agreed to provide real estate consulting services, as reasonably requested by the Company, for a one-year term, at the same hourly rate of $225/hour as is contained in the 2005 Agreement. The New Agreement modifies the 2005 Agreement to provide that BIC will not receive any additional payments or compensation upon the occurrence of a Transaction.

In consideration for BIC’s willingness to enter into the New Agreement and in light of Mr. Bugatto’s contributions over the past years to increasing the tenant occupancy rate of the Company’s properties and achieving the land use entitlement modification approvals discussed above, upon execution of the New Agreement the Company paid BIC the sum of $100,000. In addition, the Company will pay BIC an additional $50,000 upon the satisfaction, during the term of the agreement (or within one year thereafter) of certain conditions and actions specified by Sonoma County in connection with approval of the land use entitlement changes. If the Company’s business is sold in a merger, consolidation, tender offer or similar transaction, or if the Company’s north property is sold, and the acquiring person or entity does not agree to assume the New Agreement, then the $50,000 payment becomes payable in connection with the transaction.

In approving the New Agreement and the above payment, the Board took into account a number of factors, including without limitation:

•	the significant contributions that Mr. Bugatto has made over a period of years to increasing the tenant occupancy rate of the Company’s properties;
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the significant contributions that Mr. Bugatto has made over a period of years to achieving the recent land use entitlement modification approvals from Sonoma County, which the Company believes is a positive development for the Company and its stockholders and potentially increases the value of the Company’s north property;

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management’s belief, in which the Board concurred, that it is in the best interests of the Company and its stockholders that Mr. Bugatto continue to provide real estate consulting services to the Company and assist management as needed on matters relating to the properties;

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the fact that additional work and interaction will be required with Sonoma County over at least the next 12 months in order to achieve the benefits and value to the Company and its stockholders from the recent land use entitlement change approvals and that Mr. Bugatto’s input into that process will be important to the Company’s ability to successfully finalize these land use entitlement changes;

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the fact that the Board believes that the hourly rate charged by BIC under the consulting agreements is below the market rate that the Company would have to pay a third party for comparable consulting services;

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the benefit to the Company from eliminating the variable nature of the amount payable to BIC in connection with a Transaction; the fact that if a Transaction were to occur and an amount was payable to BIC, BIC might, depending on the value of the Company’s properties, be entitled to receive a larger sum by virtue of the structure of the provisions in the existing consulting agreement; and

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the outcome of negotiations with Mr. Bugatto concerning the payment structure required to induce Mr. Bugatto to continue to provide consulting services and to eliminate the provisions in the consulting agreement providing for a payment upon the occurrence of a Transaction based on a percentage of the value of the properties.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: June 29, 2006	By: /s/ Walker R. Stapleton
Walker R. Stapleton
Chief Executive Officer